EXHIBIT 99.1

The ExOne Company Reports $11.6 Million of Revenue in the Third Quarter of 2013

  Revenue increased by $3.1 million, or 36%, over prior-year third quarter, driven by eight machine sales
  Achieved 45% gross margin in quarter
  Operating income improved to $0.3 million from operating loss of $5.7 million in the third quarter of the prior year
  Company reaffirms 2013 guidance

NORTH HUNTINGDON, Pa., Nov. 13, 2013 (GLOBE NEWSWIRE) -- The ExOne Company (Nasdaq:XONE) ("ExOne" or "the Company"), a global provider of three-dimensional ("3D") printing machines and printed products to industrial customers, reported financial results today for its 2013 third quarter and nine-month period ended September 30, 2013.

Revenue for the quarter was $11.6 million, up 36% compared with revenue of $8.5 million for the third quarter of 2012. Foreign currency had a $0.5 million, or 6%, unfavorable impact on revenue in the quarter. Net loss attributable to ExOne for the reported quarter was $0.2 million, or $0.02 per diluted share, an improvement of $5.7 million compared with a net loss attributable to ExOne of $5.9 million for the prior-year period.

Third Quarter of 2013: Revenue Growth—Driven by Strong Machine Sales and PSC Growth
($ in millions)

	For the Quarter Ended				For the Nine Months Ended
	September 30,				September 30,
	2013		2012		2013		2012
Revenue by Product Line
3D Printing Machines & Micromachinery	$7.8	66.8%	$5.2	60.9%	$17.8	61.9%	$6.7	42.2%
3D Printed Products, Materials and Other Services ("PSC")	$3.8	33.2%	$3.3	39.1%	$11.0	38.1%	$9.2	57.8%
Total Revenue	$11.6	100.0%	$8.5	100.0%	$28.8	100.0%	$15.9	100.0%

During the quarter, machine revenue represented 67% of total revenue and increased 50% over the prior-year period. Four S-Max™ machines, the largest of the Company's 3D printing machines, were sold to diverse geographic customers. One machine was sold to customers in each of Japan, Germany, Russia and the U.S.  Additionally, machine sales included one each of the Company's S-Print™, S15™ (refurbished), M-Flex™ and X1-Lab™. The S-Print was for a customer in Japan and the others were for U.S customers. Three S-Max machines and one S15 machine were sold in the prior year third quarter.

Production Service Center ("PSC") revenue was up 16% over the prior-year quarter, reflecting ongoing demand for 3D printed products.

Third Quarter of 2013: Turned the Corner to Operating Profitability—Driven by Machine Sales

Gross profit for the quarter was $5.3 million, an improvement of $1.7 million, or 48%, compared with the third quarter of 2012. Gross profit as a percent of sales was 45.2% compared with 41.8% in the prior year. Gross profit and gross margin improved on volume, favorable sales mix and enhanced productivity in the Company's PSCs.

Operating income was $0.3 million compared with an operating loss of $5.7 million in the third quarter of 2012, an improvement of $6.0 million. Selling, general and administrative ("SG&A") expenses were   $3.7 million, compared with $8.9 million in the prior-year quarter. The 2012 third quarter SG&A included a $6.0 million equity compensation charge compared with $0.2 million in the 2013 quarter.  Research and development ("R&D") expenses for the quarter increased by $1.0 million to $1.3 million, in support of the Company's materials qualification and machine technology enhancements.

Adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") was $1.1 million in the 2013 quarter, improved from an Adjusted EBITDA loss of $5.2 million last year. ExOne management believes that when used in conjunction with other measures prepared in accordance with accounting principles generally accepted in the United States ("GAAP"), that Adjusted EBITDA, a non-GAAP measure, assists in the understanding of operating performance.  See the attached tables for important disclosures regarding the Company's use of Adjusted EBITDA as well as a reconciliation of net income (loss) attributable to ExOne to Adjusted EBITDA for both the quarter and nine-month periods ended September 30, 2013 and 2012.

Year-to-Date 2013 Review—Demonstrates Accelerating Growth

Revenue for the nine-month period ended September 30, 2013 was $28.8 million, up $12.9 million, or 81%, compared with the prior-year period, driven primarily by machine sales as well as growth in PSC revenue globally. Unfavorable currency translation impacted the comparison by $0.7 million, or 4%.

Year-to-date gross profit was $12.3 million, up $6.4 million compared with the last year's year-to-date period. Gross profit as a percentage of sales improved to 42.6% from last year's 37.0%.  SG&A expense was $11.2 million, down $3.6 million from the prior-year period. R&D expense was $3.4, compared with $1.2 million in the same period of 2012, reflecting the Company's investments in growth.

Operating loss for the period was $2.3 million, improved from a loss of $10.1 million during the comparable prior-year period.  Net loss attributable to ExOne was $3.3 million, or $0.28 per diluted share, compared with $11.1 million for the 2012 period.

Capitalization

In September 2013, the Company issued 1.1 million shares in a secondary stock offering, raising approximately $65.3 million of proceeds, net of underwriting commissions, and resulting in 14.4 million shares outstanding at the end of the quarter. As of September 30, 2013, ExOne had $115.1 million of cash available to further its organic and acquisition growth strategy and $3.4 million of long-term debt and financing leases.

Outlook and Strategy

The Company continues to anticipate that its 2013 revenue will be at the lower end of its $48 million to $52 million guidance, its 2013 gross margin will be at the higher end of its 42% to 46% guidance and its 2013 operating expenses will be at the upper end of its $18 million to $21 million guidance.

Approximately $40 million to $50 million in growth investments, including manufacturing capacity expansion and PSC development, have been underway and are planned for the remainder of 2013 and 2014. This includes approximately $20 million for the recently announced expansion and consolidation of the Company's German operations, of which approximately $5.8 million has been invested this quarter.

S. Kent Rockwell, Chairman and CEO, noted, "We continue to aggressively execute on our stated strategic plan – increasing machine sales, expanding our production capacity and PSC network, and building our material and binders portfolio. There are many exciting new projects we are involved with globally. As we look forward to 2014, we expect to achieve our long-term growth targets. We believe ExOne remains distinctively positioned as a leading industrial provider of 3D printing machines and printed products."

Webcast and Conference Call

ExOne will host a conference call and live webcast Thursday, November 14th at 8:30 a.m. Eastern Time. During the conference call and webcast, management will review the financial and operating results for the third quarter and discuss ExOne's corporate strategies and outlook. A question-and-answer session will follow.   The teleconference can be accessed by calling (201) 689-8471. The webcast can be monitored on the Company's website at www.exone.com.

A telephonic replay will be available from 11:30 a.m. ET on the day of the teleconference through Thursday, November 21, 2013. To listen to a replay of the call, dial (858) 384-5517 and enter the conference ID number 420962. An archive of the webcast will be available on the Company's website at www.exone.com and will include a transcript, once available.

About ExOne

ExOne is a global provider of 3D printing machines and printed products, materials and other services to industrial customers. ExOne's business primarily consists of manufacturing and selling 3D printing machines and printing products to specification for its customers using its in‐house 3D printing machines. ExOne offers pre‐production collaboration and prints products for customers through its seven production service centers ("PSCs"), which are located in the United States, Germany and Japan. ExOne builds 3D printing machines at its facilities in the United States and Germany. ExOne also supplies the associated materials, including consumables and replacement parts, and other services, including training and technical support, necessary for purchasers of its machines to print products.

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects," "estimates," "projects," "typically," "anticipates," "believes," "appears," "could," "plan," and other similar words. Such statements include, but are not limited to, statements concerning future revenue and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, which include our ability to qualify more materials in which we can print; the availability of skilled personnel; the impact of increased operating expenses and expenses relating to proposed acquisitions, investments and alliances; our strategy, including the expansion and growth of our operations; the impact of loss of key management; our plans regarding increased international operations in additional international locations; sufficiency of funds for required capital expenditures, working capital, and debt service; the adequacy of sources of liquidity; expectations regarding demand for our industrial products, operating revenues, operating and maintenance expenses, insurance expenses and deductibles, interest expenses, debt levels, and other matters with regard to outlook; demand for aerospace, automotive, heavy equipment, energy/oil/gas and other industrial products; the scope, nature or impact of acquisitions, alliances and strategic investments and our ability to integrate acquisitions and strategic investments; liabilities under laws and regulations protecting the environment; the impact of governmental laws and regulations; operating hazards, war, terrorism and cancellation or unavailability of insurance coverage; the effect of litigation and contingencies; the impact of disruption of our manufacturing facilities or PSCs; the adequacy of our protection of our intellectual property; material weaknesses in our internal control over financial reporting and other factors disclosed in the Company's Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. Because they are forward-looking, these statements should be evaluated in light of important risk factors and uncertainties.

Should one or more of these risks or uncertainties materialize, or should any of ExOne's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

FINANCIAL TABLES FOLLOW.

The ExOne Company
Condensed Statement of Consolidated Operations
(in thousands, except per share data)
(unaudited)

	Quarter Ended			Nine Months Ended
	September 30,		% Change	September 30,		% Change
	2013	2012		2013	2012

Revenue	$11,621	$8,515	36%	$28,785	$15,913	81%
Cost of sales	6,370	4,959	28%	16,515	10,018	65%
Gross profit	5,251	3,556	48%	12,270	5,895	108%
Gross margin	45.2%	41.8%		42.6%	37.0%
Research and development	1,286	347	271%	3,418	1,179	190%
Selling, general and administrative	3,703	8,879	-58%	11,179	14,827	-25%
	4,989	9,226	-46%	14,597	16,006	-9%
Operating income (loss)	262	(5,670)	NM	(2,327)	(10,111)	NM
Operating margin	2.3%	NM		NM	NM
Interest expense	46	234	-80%	326	542	-40%
Other (income) expense – net	1	(47)	NM	(63)	(74)	NM
	47	187	NM	263	468	NM

Income (loss) before income taxes	215	(5,857)	NM	(2,590)	(10,579)	NM
Provision (benefit) for income taxes*	439	(63)	NM	530	171	NM
Net loss	(224)	(5,794)	NM	(3,120)	(10,750)	NM
Less: Net income attributable to noncontrolling interests	--	138	-100%	138	320	-57%
Net loss attributable to ExOne	$(224)	$(5,932)	NM	$(3,258)	$(11,070)	NM

Net loss attributable to ExOne per common share:
Basic	$(0.02)	N/A*		$(0.28)	N/A*
Diluted	$(0.02)	N/A*		$(0.28)	N/A*
Weighted average shares outstanding (basic and diluted)	13,534	N/A*		12,316	N/A*
* Information is not comparable for the quarter and nine months ended September 30, 2012 as a result of the reorganization of the Company as a corporation on January 1, 2013.
NM Not Meaningful

The ExOne Company
Condensed Consolidated Balance Sheets
($ in thousands, except share and unit amounts) (unaudited)

	September 30,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$115,144	$2,802
Accounts receivable - net of allowance of $65 (2013) and $83 (2012)	8,391	8,413
Inventories - net	10,809	7,485
Prepaid expenses and other current assets	3,352	1,543
Total current assets	137,696	20,243
Property and equipment - net (including amounts attributable to consolidated variable interest entities of $5,567 at December 31, 2012)	23,967	12,467
Deferred income taxes	--	178
Other noncurrent assets	1,034	187
Total assets	$162,697	$33,075
Liabilities
Current liabilities:
Line of credit	$ --	$528
Demand note payable to member	--	8,666
Current portion of long-term debt (including amounts attributable to consolidated variable interest entities of $1,913 at December 31, 2012)	126	2,028
Current portion of capital and financing leases	532	920
Accounts payable	3,173	2,451
Accrued expenses and other current liabilities	5,148	4,436
Preferred unit dividends payable	--	1,437
Deferred income taxes	--	178
Deferred revenue and customer prepayments	1,031	4,281
Total current liabilities	10,010	24,925
Long-term debt - net of current portion (including amounts attributable to consolidated variable interest entities of $3,150 at December 31, 2012)	2,114	5,669
Capital and financing leases - net of current portion	607	1,949
Other noncurrent liabilities	378	491
Total liabilities	13,109	33,034
Contingencies and commitments
Stockholders' / Members' Equity
ExOne stockholders' / members' equity (deficit):
Common stock, $0.01 par value, 200,000,000 shares authorized, 14,387,608 shares issued and outstanding	144	--
Additional paid-in capital	153,163	--
Accumulated deficit	(3,258)	--
Preferred units, $1.00 par value, 18,983,602 units issued and outstanding	--	18,984
Common units, $1.00 par value, 10,000,000 units issued and outstanding	--	10,000
Members' deficit	--	(31,355)
Accumulated other comprehensive loss	(461)	(174)
Total ExOne stockholders' / members' equity (deficit)	149,588	(2,545)
Noncontrolling interests	--	2,586
Total stockholders' / members' equity	149,588	41
Total liabilities and stockholders' / members' equity	$162,697	$33,075

The ExOne Company
Condensed Statement of Consolidated Cash Flows
($ in thousands)
(unaudited)

	Nine Months Ended
	September 30,
	2013	2012
Operating activities
Net loss	$(3,120)	$(10,750)
Adjustments to reconcile net loss to cash used for operating activities:
Depreciation	1,685	1,258
Equity-based compensation	511	7,735
Changes in assets and liabilities, excluding effects of foreign currency translation adjustments:
(Increase) decrease in accounts receivable	(196)	(1,186)
(Increase) decrease in inventories	(6,128)	(5,395)
(Increase) decrease in prepaid expenses and other assets	(2,723)	(57)
Increase (decrease) in accounts payable	(75)	793
Increase (decrease) in accrued expenses and other liabilities	187	554
Increase (decrease) in deferred revenue and customer prepayments	(3,592)	(1,944)
Cash used for operating activities	(13,451)	(8,992)

Investing activities
Capital expenditures	(9,822)	(1,802)
Cash effect of deconsolidation of noncontrolling interests in variable interest entities	(2,327)	--
Cash used for investing activities	(12,149)	(1,802)

Financing activities
Net proceeds from issuance of common stock – initial public offering	91,083	--
Net proceeds from issuance of common stock – secondary public offering	65,201	--
Net change in line of credit borrowings	(528)	914
Net change in demand note payable to member	(9,885)	6,953
Proceeds from financing leases	--	2,539
Payments on long-term debt	(5,457)	(1,311)
Payments on capital and financing leases	(2,031)	(341)
Payment of preferred stock dividends	(456)	--
Cash provided by financing activities	137,927	8,754

Effect of exchange rate changes on cash and cash equivalents	15	(25)

Net change in cash and cash equivalents	112,342	(2,065)
Cash and cash equivalents at beginning of period	2,802	3,496

Cash and cash equivalents at end of period	$115,144	$1,431

The ExOne Company
Additional Information
(unaudited)

Machine Sales by Type

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
Machine units sold:	2013	2012	2013	2012

S-Max	4	3	10	4
S-Print	1	--	2	--
S15	1	1	1	1
M-Flex	1	--	1	--
X1-Lab	1	--	2	--
Micromachinery	--	--	1	--

	8	4	17	5

The ExOne Company
Adjusted EBITDA Reconciliation
($ in thousands)
(unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Net loss attributable to ExOne	$(224)	$(5,932)	$(3,258)	$(11,070)

Net income attributable to noncontrolling interests	--	138	138	320
Interest expense	46	234	326	542
Provision (benefit) for income taxes	439	(63)	530	171
Depreciation	589	453	1,685	1,258
Equity-based compensation*	200	--	511	--
Other (income) expense - net	1	(47)	(63)	(74)

Adjusted EBITDA	$1,051	$(5,217)	$(131)	$(8,853)
*As noted above, amounts reflected for equity-based compensation relate solely to expense incurred in connection with equity-based awards granted under ExOne's 2013 Equity Incentive Plan. During the quarter and nine months ended September 30, 2012, we incurred approximately $5,950 and $7,735 of equity-based compensation expense related to the sale of common units by the majority member of the former limited liability company to an existing member and two executives of the former limited liability company. As these transactions were not a part of ExOne's 2013 Equity Incentive Plan, the Company has elected not to consider the related equity-based compensation in measuring Adjusted EBITDA for the respective 2012 periods.

ExOne defines Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) as net income (loss) attributable to ExOne (as calculated under accounting principles generally accepted in the United States ("GAAP")) plus net income (loss) of noncontrolling interests, provision (benefit) for income taxes, interest expense, depreciation, equity-based compensation associated with its 2013 Equity Incentive Plan and other (income) expense - net. Use of Adjusted EBITDA, which is a non-GAAP financial measure, as defined under the rules of the U.S. Securities and Exchange Commission, is intended as a supplemental measure of ExOne's performance that is not required by, or presented in accordance with, GAAP.  Adjusted EBITDA should not be considered as an alternative to net income (loss) attributable to ExOne or any other performance measure derived in accordance with GAAP. The Company's presentation of Adjusted EBITDA should not be construed to imply that its future results will be unaffected by unusual or non-recurring items.

The Company believes Adjusted EBITDA is meaningful to its investors to enhance their understanding of ExOne's financial performance. Although Adjusted EBITDA is not necessarily a measure of the Company's ability to fund its cash needs, the Company understands that it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance and to compare ExOne's performance with the performance of other companies that report Adjusted EBITDA. ExOne's calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

CONTACT: For more information, contact:
         Media:
         Nicole McEwen
         Marketing Director
         (724) 765-1328
         nicole.mcewen@exone.com

         Investors:
         John Irvin
         Chief Financial Officer
         (724) 765-1310
         john.irvin@exone.com

         Deborah K. Pawlowski
         Kei Advisors LLC
         (716) 843-3908
         dpawlowski@keiadvisors.com